BY-LAWS OF Atlis Motor Vehicles Inc.
A DELAWARE CORPORATION
ARTICLE I -REGISTERED AGENT AND REGISTERED
OFFICE
Section 1. The registered office of the
corporation in the State of Delaware shall be r6r92 Coastal Highway, in the city of Lewes, County of Sussex. The registered agent in charge thereof shall be Harvard
Business Services, Inc.
Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, in any State or County around the world.
ARTICLE II-SEAL
Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year; of its organization and the words "Corporate Seal, Delaware" or "Seal Delaware ".
ARTICLE III -STOCKHOLDERS MEETINGS Section
1. Meetings of stockholders may be held at any place, either within or without the State of Delaware and the USA, as may be selected from time to time by the Board of Directors.
Section 2. Regular Meetings: Regular
meetings of the stockholders shall be held without notice according to the schedule of the regular meetings of the stockholders which shall be distributed to each stockholder at the first meeting each year.
The regular meetings shall be held at such place as shall be determined by the Board.
Regular meetings shall not be required if deemed necessary by the Board.
Section 3. Election of Directors: Elections of the Directors of the corporation need not be by written ballot, in accordance with the Delaware General Corporation Law
(D GCL).
Section 4. Special Meetings: Special
meetings of the stockholders may be called at any time by the president, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date, place and time of the meeting, to be held not more than thirty days after the receipt of the request, and to give due notice thereof to all the persons entitled to vote at the meeting.
Business at all special meetings shall be confined to the objects stated in the call and the matters germane thereto, unless all stockholders entitled to vote are present and consent.
Written notice of a special meeting of
stockholders stating the time and place of the meeting, and the object thereof, shall be given to each stockholder entitled to vote at least 5 days prior, unless a greater period of notice is required by statute in a particular case.
Section 5. Quorum: A majority of the
outstanding shares of the corporation
entitled to vote, represented in a person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented, may adjourn the meeting at anytime without further notice. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
Section 6. Proxies: Each stockholder
entitled to vote at a meeting of
stockholders or to express consent or
dissent to corporate action in writing
without a meeting may authorize another
person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period, as allowable by law.
A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with fin interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is fin interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.
Section 7. Notice of Meetings: Whenever
stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
Unless otherwise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
Section 8. Consent In Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
Section 9. List of Stockholders: The
officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No share of stock of which any installment is due and unpaid shall be voted at any meeting. The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delaware law. The list shall be kept either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.
The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
ARTICLE IV -DIRECTORS
Section 1. The business and affairs of this corporation shall be managed by its Board of Directors. Each director shall be elected for a term of one year, and until his successor shall qualify or until his earlier resignation or removal.
Section 2. Regular Meetings: Regular
meetings of the Board of Directors shall be held without notice according to the schedule of the regular meetings of the Board of Directors which shall be distributed to each Board member at the first meeting each year. The regular meetings shall be held at such place as shall be determined by the Board. Regular meetings, in excess of the one Annual meeting (Alt. III Sec. 2) shall not be required if deemed necessary by the Board.
Section 3. Special Meetings: Special
meetings of the Board of Directors may be called by the Chairman of the Board of Directors on 5 days notice to all directors, either personally or by mail, courier service, E-Mail or telecopy;
special meetings may be called by the
President or Secretary in like manner and on like notice by written request to the Chairman of the Board of Directors.
Section 4. Quorum: A majority of the total number of directors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business.
Section 5. Consent In Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. The
Board of Directors may hold its meetings, and have an office or offices anywhere in the world, within or outside of the state of Delaware.
Section 6. Conference Telephone: Directors may participate in a meeting of the Board, of a committee of the Board or of the stockholders, by means of voice conference telephone or video conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.
Section 7. Compensation: Directors as such shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum per meeting and any expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.
ARTICLE VIII-STOCK CERTIFICATES, DIVIDENDS,
ETC.
Section 1. The stock certificates of the corporation shall be numbered and registered in the Stock Transfer Ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary.
Section 2. Transfers: Transfers of the
shares shall be made on the books of the corporation upon surrender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing.
No transfer shall be made which is
inconsistent with applicable law.
Section 3. Lost Certificate: The
corporation may issue a new stock
certificate in place of any certificate
theretofore signed by it, alleged to have been lost, stolen, or destroyed.
Section 4. Record Date: In order that the corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders on any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action.
Info record date is fixed: (a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close of the business on the day next preceding the day on which the meeting is held. (b )The record date for which determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. ( c
)The record date for determining
stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. ( d)A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjoined meeting.
Section 5. Dividends: The Board of
Directors may declare and pay dividends
upon the outstanding shares of the
corporation from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.
Section 6. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.
ARTICLE IX-MISCELLANEOUS PROVISIONS
Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 2. Fiscal Year: The fiscal year
shall begin on the first day of January of every year, unless this section is amended according to Delaware Law.
Section 3. Notice: Whenever written notice is required to be given to any person, it may be given to such a person, either personally or by sending a copy thereof through the mail, or by telecopy (FAX), or by telegram, charges prepaid, to his address appearing on the books of the corporation of the corporation, or supplied by him to the corporation to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and time of meeting and, in the case of a special meeting of stockholders, the general nature of business to be transacted.
Section 4. Waiver of Notice: Whenever any written notice is required by statue, or by Certificate or the by-laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
Except in the case of a special meeting of stockholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened.
Section 5. Disallowed Compensation: Any
payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed in lieu of payment by the officer or employee, subject to the determination of the directors, propionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.
Section 6. Resignations: Any director or other officer may resign at any time, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time to be fixed in the resignation and then from that date.
The acceptance of a resignation shall not be required to make it effective.
ARTICLE X -LIABILITY
Section 1. Stockholder liability is limited to the stock held in the corporation.
Section 2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section
174 of the Delaware General Corporation Law or (iv) for any transaction from which the director deirived an improper personal benefit. No amendment to or repeal of this Article Eigth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ARTICLE XI -AMENDMENTS
Section 1. These bylaws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meetinig of the stockholders, duly convened after notice to the stockholders of that purpose.